UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 26, 2004


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                     0-26509                 65-0601272
(State or other jurisdiction        (Commission            (I.R.S. Employer
    of incorporation)               File Number)           Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         AGREEMENT TO ACQUIRE MINING ASSETS

         On  November  26,  2004,  our  Tennessee   subsidiary,   National  Coal
Corporation ("National Coal" or the "Company"), completed the purchase of certain assets of Appalachian Fuels, LLC ("Appalachian Fuels"). Pursuant to the terms of a Purchase and Sale Agreement with Appalachian Fuels dated November 26, 2004, National Coal acquired mining equipment and the mining rights and permits on 40,000 acres of land located on the Straight Creek and Pine Mountain mines in the southeastern portion of Kentucky, for approximately $12.5 million plus the assumption of certain current liabilities of Appalachian Fuels. National Coal has also has agreed to replace approximately $6.5 million of the seller's reclamation and other bonds for the property. Prior to the execution of the purchase agreement, no material relationship existed between National Coal and Appalachian Fuels. The press release announcing the closing of the purchase transaction is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

         CREDIT FACILITY

         In connection with our acquisition of assets from Appalachian Fuels, we entered into a Credit Facility with a certain lender to provide up to $21 million to the Company. The initial proceeds of the Credit Facility were used to pay the purchase price of the Appalachian Fuels assets. The disclosure set forth below under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant," is hereby incorporated by reference into this Item 1.01.

ITEM  2.01.  COMPLETION  OF ACQUISITION OR DISPOSITION OF ASSETS

         Reference is made to the description of our acquisition of assets from Appalachian Fuels under Item 1.01 above, which description is incorporated in this Item 2.01 by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         CREDIT FACILITY

         On November 26, 2004, our Tennessee subsidiary, as a borrower (the "Borrower"), entered into a Credit Agreement (the "Credit Agreement") with D. B. Zwirn Special Opportunities Fund, L.P., as Lender and administrative agent for the Lenders (the "Agent"). National Coal Corp. and its indirect subsidiary, NC Transportation, Inc. guaranteed the obligations of Borrower under the Credit Agreement (such guarantors and the Borrower, collectively the "Credit Parties"). The Credit Agreement provides for an initial credit facility of $15 million with a subsequent credit facility not to exceed $6 million (the "Credit Facility"). The Borrower exercised its right to borrow $15 million on November 29, 2004, the proceeds of which were used to (a) pay the remaining $12,250,000 of acquisition costs related to the acquisition of certain assets of Appalachian Fuels, LLC,
(b) pay transaction costs with respect to the closing of the Credit Facility (including Lender's transaction costs) and asset purchase, and (c) fund working capital. Borrowings under the Credit Agreement bear interest at the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City, plus 5.75%. The obligations under the Credit Agreement are secured by substantially all of the Credit Parties' assets.

         Any notes issued under the terms of the Credit Agreement are payable in monthly installments equal to 50% of the Borrower's Free Cash Flow (as defined in the Credit Agreement) and become immediately due and payable on their maturity date, November 26, 2006. The Credit Agreement contains usual and customary covenants for transactions of this kind. In the event of a default


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by the Borrower,  the Agent may, and at the direction of the requisite number of
Lenders shall, terminate the Lenders' commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and the related documents. Prior to the execution of the Credit Agreement, no material relationship existed between National Coal Corp. or the Borrower, and the Agent or any Lender.

         PURCHASE OF APPALACHIAN FUELS

         In connection with our purchase of assets of Appalachian Fuels, we agreed to replace approximately $6.5 million of the seller's reclamation and other bonds for the acquired property within 18 months. We intend to satisfy this obligation by posting a $6.5 million standby letter of credit from Sevier County Bank in favor of Office of Surface Mining, Department of Interior.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER       DESCRIPTION
                  -------      ------------

                   99.1 Press Release announcing the closing of the acquisition by National Coal Corporation of the Assets of Appalachian Fuels, LLC, dated November 30, 2004.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     NATIONAL COAL CORP.



Date:    November 30, 2004                  By:      /S/ ROBERT CHMIEL
                                                     ---------------------------
                                                     Robert Chmiel
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER        DESCRIPTION
    -------       -----------

     99.1 Press Release announcing the closing of the acquisition by National Coal Corporation of the Assets of Appalachian Fuels, LLC, dated November 30, 2004.


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